QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.2

Execution version

AMENDMENT AND TRANSFER AGREEMENT

dated 30 September 2004

for

MOBILE TELESYSTEMS OPEN JOINT STOCK COMPANY

arranged by

ABN AMRO BANK N.V.
HSBC BANK PLC
ING BANK N.V.
RAIFFEISEN ZENTRALBANK OESTERREICH AG

as Original Mandated Lead Arrangers

BANK AUSTRIA CREDITANSTALT AG
COMMERZBANK AKTIENGESELLSCHAFT

as New Mandated Lead Arrangers

and

BARCLAYS CAPITAL
(the investment banking division of Barclays Bank PLC)

as Additional New Mandated Lead Arranger

with

THE FINANCIAL INSTITUTIONS listed in Schedule 1

and

ING BANK N.V., LONDON BRANCH

acting as Agent

relating to a Facility Agreement
dated 26 July 2004

Linklaters CIS

Paveletskaya Sq. 2, bld.2
Moscow 115054

Telephone (7-095) 797 9797
Facsimile (7-095) 797 9798

Ref MIYB

1	DEFINITIONS AND INTERPRETATION	1
2	CONDITIONS PRECEDENT	2
3	REPRESENTATIONS	2
4	AMENDMENTS AND TRANSFERS	3
5	MISCELLANEOUS	4
6	GOVERNING LAW	5
7	ARBITRATION	5
8	JURISDICTION	6
Schedule 1 The Original Lenders		7
Part 1 The Existing Lenders		7
Part 2 The New Lenders		8
Schedule 2 Conditions Precedent		9
Schedule 3 Amendments to Original Facility Agreement		10
Schedule 4 Transfer Details		13

i

THIS AGREEMENT is dated 30 September 2004 and made between:

(1)
Mobile Telesystems Open Joint Stock Company (the "Borrower");

(2)
ABN AMRO Bank N.V., HSBC Bank plc, ING Bank N.V. and Raiffeisen Zentralbank Oesterreich AG as original mandated lead arrangers (the "Original Mandated Lead Arrangers");

(3)
Bank Austria Creditanstalt AG and Commerzbank Aktiengesellschaft as new mandated lead arrangers (the "New Mandated Lead Arrangers");

(4)
Barclays Capital (the investment banking division of Barclays Bank PLC) as additional new mandated lead arranger (the "Additional New Mandated Lead Arranger");

(5)
The Financial Institutions listed in Part 1 of Schedule 1 as existing lenders (the "Existing Lenders");

(6)
The Financial Institutions listed in Part 2 of Schedule 1 as new lenders (the "New Lenders"); and

(7)
ING Bank N.V., London Branch as agent (the "Agent").

RECITALS:

(A)
The Borrower, the Original Mandated Lead Arrangers, the New Mandated Lead Arrangers, the Existing Lenders and the Agent are parties to an Original Facility Agreement (as defined below) providing, inter alia, for the grant of a loan facility ("Facility 1") in an aggregate principal amount of US$200,000,000 and for the grant of a loan facility ("Facility 2") in an aggregate principal amount of US$300,000,000.

(B)
The Borrower wishes to increase the aggregate principal amount of Facility 2 from US$300,000,000 to US$400,000,000 and certain of the New Lenders are willing to provide additional commitments under Facility 2 with respect to such increase, subject to the terms and conditions of this Agreement.

(C)
The New Lenders wish to become parties to the Original Facility Agreement as Original Lenders.

(D)
The Additional New Mandated Lead Arranger wishes to become party to the Original Facility Agreement as a New Mandated Lead Arranger.

(E)
Accordingly, the Borrower, the Original Mandated Lead Arrangers, the New Mandated Lead Arrangers, the Existing Lenders, the New Lenders and the Agent wish to (i) amend certain provisions of the Original Facility Agreement and (ii) provide for the transfer by novation of certain rights and obligations of the Existing Lenders under the Original Facility Agreement to the New Lenders.

IT IS AGREED as follows:

1      DEFINITIONS AND INTERPRETATION

1.1   Definitions

  In this Agreement:

  "Amended Agreement" means the Original Facility Agreement, as amended by this Agreement.

  "Designated New Lenders" means Bank Natexis ZAO, Banque Societe Generale Vostok, Bayerische Landesbank, BNP Paribas, Intesa Bank Ireland plc, Israel Discount Bank of New York, KfW, Landesbank Sachsen Girozentrale, Persia International Bank plc, WestLB AG, ZAO Banca Intesa and ZAO Citibank.

  "Original Facility Agreement" means the Facility Agreement dated 26 July 2004 between the Borrower, the Original Mandated Lead Arrangers, the New Mandated Lead Arrangers, the Existing Lenders and the Agent.

  "Party" means a party to this Agreement.

  "Relevant Date" means 7 October 2004 (or such later date as may be agreed by the Agent).

  "Relevant Finance Party" means any of the Original Mandated Lead Arrangers, the New Mandated Lead Arrangers, the Additional New Mandated Lead Arranger, the Existing Lenders, the New Lenders and the Agent.

  "Relevant Majority Lenders" means Existing Lenders and New Lenders whose Commitments (as defined in the Amended Agreement) aggregate more than 66 2/3% of the Total Commitments (as defined in the Amended Agreement).

  "Second Fee Letter" means the letter dated on or about the date of this Agreement between the Original Mandated Lead Arrangers and the Borrower in relation to certain fees.

1.2   Incorporation of defined terms

(a)
Unless a contrary indication appears, a term defined in the Original Facility Agreement has the same meaning in this Agreement.

(b)
The principles of construction set out in Clause 1.2 (Construction) of the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3   Clauses

  In this Agreement any reference to a "Clause" or a "Schedule" is, unless the context otherwise requires, a reference to a Clause of or a Schedule to this Agreement.

1.4   Third Party Rights

  A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5   Designation

  In accordance with the Original Facility Agreement, each of the Borrower and the Agent designates this Agreement as a Finance Document.

2      CONDITIONS PRECEDENT

  The provisions of Clause 4 (Amendments and Transfers) shall be effective on the Relevant Date provided that the Agent has received all the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent on or before 1 October 2004 (or such other date as may be agreed by the Agent). The Agent shall notify the Borrower, the Existing Lenders and the New Lenders promptly upon being so satisfied.

3      REPRESENTATIONS

  The Borrower makes the Repeating Representations, and the representations and warranties in Clauses 17.8 (Deduction of Tax), 17.9 (No filing or stamp taxes) and paragraph (c) of Clause 17.13

  (Financial Statements) of the Original Facility Agreement, by reference to the facts and circumstances then existing:

  (a)
  on the date of this Agreement; and

  (b)
  on the Relevant Date,

  but as if references in Clause 17 (Representations) to the Original Facility Agreement are, for the purposes of (a) above, instead to this Agreement and, for the purposes of (b) above, are to the Amended Agreement.

4      AMENDMENTS AND TRANSFERS

4.1   Amendments

  Provided that the Agent has given the notification under Clause 2 (Conditions Precedent), with effect from the Relevant Date, the Original Facility Agreement shall be amended as set out in Schedule 3 (Amendments to Original Facility Agreement).

4.2   Transfers

  Provided that the Agent has given the notification under Clause 2 (Conditions Precedent), on the Relevant Date:

  (a)
  each Existing Lender shall transfer to each New Lender set out opposite its name in Schedule 4 (Transfer Details) by novation that part of that Existing Lender's Commitment, rights and obligations under the Finance Documents referred to opposite that New Lender's name in said Schedule 4;

  (b)
  to the extent that the rights and obligations of any Existing Lender under the Finance Documents are transferred to a New Lender under paragraph (a) above, the Borrower and that Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations");

  (c)
  the Borrower and each New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and that New Lender have assumed and/or acquired the same in place of the Borrower and the relevant Existing Lender;

  (d)
  the Agent, the Mandated Lead Arrangers, each New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had that New Lender been an Existing Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer under paragraph (a) above and to that extent the Agent, the Mandated Lead Arrangers and the relevant Existing Lender shall each be released from further obligations to each other under the Finance Documents;

  (e)
  each New Lender shall become a party to the Amended Agreement as an Original Lender with the Commitments set out opposite its name under the headings "Facility 1 Commitment" and "Facility 2 Commitment" in Schedule 1 (The Original Lenders) of the Amended Agreement; and

  (f)
  each Existing Lender shall continue to be a party to the Amended Agreement as an Original Lender with the Commitments set out opposite its name under the headings "Facility 1

    Commitment" and "Facility 2 Commitment" in Schedule 1 (The Original Lenders) of the Amended Agreement.

  For the avoidance of doubt, all Parties agree that paragraphs (b) and (c) of Clause 22.2 (Conditions of assignment or transfer) of the Original Facility Agreement shall not apply to the transfers under this Clause 4.2.

4.3   Additional Facility 2 Commitments

  Provided that the Agent has given the notification under Clause 2 (Conditions Precedent), notwithstanding that no transfer in respect of Facility 2 was made to any Designated New Lender under Clause 4.2 (Transfers), on the Relevant Date each of the Designated New Lenders shall become a party to the Amended Agreement as an Original Lender with the Facility 2 Commitment set out opposite its name under the heading "Facility 2 Commitment" in Schedule 1 (The Original Lenders) of the Amended Agreement.

4.4   Barclays Capital

  Provided that the Agent has given the notification under Clause 2 (Conditions Precedent), on the Relevant Date the Additional New Mandated Lead Arranger shall become a Party to the Amended Agreement as a New Mandated Lead Arranger.

4.5   Continuing obligations

  The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

5      MISCELLANEOUS

5.1   Incorporation of terms

  The provisions of Clause 29 (Notices) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "this Agreement" are references to this Agreement.

5.2   Counterparts

  This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

5.3   Limitation of responsibility of Existing Lenders

(a)
Unless expressly agreed to the contrary, the Existing Lenders make no representation or warranty and assume no responsibility to the New Lenders for:

(i)
the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)
the financial condition of the Borrower;

(iii)
the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or

  (iv)
  the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

  and any representations or warranties implied by law are excluded.

(b)
Each New Lender confirms to the Existing Lenders and the other Relevant Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by any Existing Lender in connection with any Finance Document; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)
Nothing in any Finance Document obliges an Existing Lender to:

(i)
accept a re-transfer from a New Lender of any of the rights and obligations transferred under Clause 4.2 (Transfers); or

(ii)
support any losses directly or indirectly incurred by any New Lender by reason of the nonperformance by the Borrower of its obligations under the Finance Documents or otherwise.

5.4   Transfer condition

  If, as a result of circumstances existing at the Relevant Date, the Borrower would be obliged to make a payment to a New Lender under Clause 12 (Tax gross-up and indemnities) or Clause 13.1 (Increased Costs) of the Amended Agreement, then such New Lender is only entitled to receive payment under those clauses to the same extent as the Existing Lender (from whom such New Lender acquired its rights and obligations under the Finance Documents) would have been, if the transfer to such New Lender referred to in Schedule 4 (Transfer Details) had not occurred.

6      GOVERNING LAW

  This Agreement is governed by English law.

7      ARBITRATION

7.1   Arbitration

  Subject to Clause 7.4 (Agent's option), any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute") shall be referred to and finally resolved by arbitration under the Arbitration Rules (the "Rules") of the London Court of International Arbitration (the "LCIA Court").

7.2   Procedure for arbitration

(a)
The arbitral tribunal shall consist of three arbitrators. The claimant(s), irrespective of number, shall nominate jointly one arbitrator; the respondent(s), irrespective of number, shall nominate jointly the second arbitrator; and a third arbitrator, who shall serve as chairman (who shall be a lawyer currently qualified in England and Wales and be admitted to the Bar of England and Wales), shall be appointed by the LCIA Court within 15 days of the appointment of the second arbitrator.

(b)
In the event the claimant(s) or the respondent(s) shall fail to nominate an arbitrator within the time limits specified in the Rules, such arbitrator shall be appointed by the LCIA Court within 15 days of such failure. In the event that both the claimant(s) and the respondent(s) fail to nominate an arbitrator within the time limits specified in the Rules, all three arbitrators shall be appointed by the LCIA Court within 15 days of such failure who shall designate one of them as chairman.

(c)
If all the parties to an arbitration so agree, there shall be a sole arbitrator appointed by the LCIA Court within 15 days of such agreement.

(d)
The seat of arbitration shall be London, England and the language of the arbitration shall be English.

7.3   Recourse to courts

  Save as provided in Clause 7.4 (Agent's option), the parties exclude the jurisdiction of the courts under Sections 45 and 69 of the Arbitration Act 1996.

7.4   Agent's option

  Before an arbitrator has been appointed by a Relevant Finance Party to determine a Dispute, the Agent may (and, if so instructed by the Relevant Majority Lenders, shall) by notice in writing to the Borrower require that all Disputes or a specific Dispute be heard by a court of law. If the Agent gives such notice, the Dispute to which such notice refers shall be determined in accordance with Clause 8 (Jurisdiction).

8      JURISDICTION

8.1   Jurisdiction of English courts

(a)
The courts of England have exclusive jurisdiction to settle all Disputes.

(b)
The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This Clause 8.1 is for the benefit of the Relevant Finance Parties only. As a result, no Relevant Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Relevant Finance Parties may take concurrent proceedings in any number of jurisdictions.

8.2   Service of process

  Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

  (a)
  irrevocably appoints Law Debenture Corporation, located at the date hereof at 5th floor, 100 Wood Street, London EC2V 7EX, England as its agent for service of process in relation to any proceedings commenced in accordance with this Agreement; and

  (b)
  agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned.

8.3   Waiver of immunity

  The Borrower irrevocably agrees that, should any party take any proceedings anywhere (whether for an injunction, specific performance, damages or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from those proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on behalf of it or with respect to its assets, any such immunity being irrevocably waived. The Borrower irrevocably agrees that it and its assets are, and shall be, subject to such proceedings, attachment or execution in respect of its obligations under the Finance Documents.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1
The Original Lenders

Part 1
The Existing Lenders

ABN AMRO Bank N.V.

Bank Austria Creditanstalt AG

Commerzbank (Eurasija) SAO

HSBC Bank plc

ING Bank N.V.

Raiffeisen Zentralbank Oesterreich AG

ZAO Raiffeisenbank Austria

Part 2
The New Lenders

Bank Natexis ZAO

Banque Societe Generale Vostok

Barclays Bank PLC

Bayerische Landesbank

BNP Paribas

BTM (Europe) Limited

Dresdner Bank AG Niederlassung Luxemburg

Intesa Bank Ireland plc

Investkredit Bank AG

Israel Discount Bank of New York

KfW

Landesbank Sachsen Girozentrale

Persia International Bank plc

Sumitomo Mitsui Banking Corporation Europe Limited

WestLB AG

ZAP Banca Intesa

ZAO Citibank

Schedule 2
Conditions Precedent

1      Finance Document

(a)
Executed originals of this Agreement.

(b)
Executed originals of the Second Fee Letter.

2      The Borrower

(a)
Certified copies of the Borrower's duly registered constitutional documents and certificates of registration (as in force at the date of this Agreement).

(b)
Certified copies of all corporate resolutions necessary to authorise the Borrower to execute and perform this Agreement and any documents referred to herein and the transactions contemplated hereunder (including but not limited to any major transaction approvals or interested party transaction approvals, if applicable).

(c)
Evidence of the authority of the relevant signatories of the Borrower (including, but not limited to, the Chief Accountant) to execute this Agreement and any documents referred to herein.

(d)
A certified copy of the most recent balance sheet of the Borrower as at the date of this Agreement.

(e)
A certificate executed on behalf of the Borrower:

(i)
certifying the sample signature and office of each person that signed this Agreement and any documents referred to herein on its behalf and certifying that such signatories hold the positions in which capacity they executed such documents; and

(ii)
certifying that each copy document relating to it that is specified in this Schedule 2 is correct, complete and in full force and effect as of a date no earlier than the date of this Agreement.

3      Legal opinions

(a)
A legal opinion of Linklaters as to matters of English law.

(b)
A legal opinion of Linklaters CIS as to matters of Russian law.

(c)
An in-house legal opinion of the Borrower.

4      Other documents and evidence

(a)
Evidence that the process agent referred to in Clause 8.2 (Service of Process) has accepted its appointment.

(b)
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of this Agreement.

(c)
Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 16 (Costs and expenses) of the Original Facility Agreement have been paid.

(d)
A copy of the deal passport of the Borrower (in the form established by Instruction No. 117-I of the Central Bank of the Russian Federation dated 15 June 2004) accepted and duly certified by a Russian authorised bank and copies of all other documents submitted by the Borrower to the Russian authorised bank in accordance with applicable Russian currency control regulations, as the Agent may reasonably require (or evidence that all documents required to obtain such deal passport have been duly submitted to ING Bank (Eurasia) ZAO by or on behalf of the Borrower).

(e)
Such other documents or evidence which the Agent may reasonably require.

Note:
Condition precedent documents need not be provided if and to the extent they have already been provided in connection with the Original Facility Agreement (and provided that any documents provided in connection with the Original Facility Agreement do not need to be updated).

Schedule 3
Amendments to Original Facility Agreement

1
The reference on the front cover of the Original Facility Agreement to "US$500,000,000" SHALL BE AMENDED to read "US$600,000,000".

2
Each reference on the front cover and on page 1 of the Original Facility Agreement to Bank Austria Creditanstalt AG and Commerzbank Aktiengesellschaft as new mandated lead arrangers shall be supplemented by adding a reference to Barclays Capital (the investment banking division of Barclays Bank PLC) as a new mandated lead arranger.

3
The definition of "Fee Letters" in Clause 1.1 (Definitions) of the Original Facility Agreement which currently reads:

  "Fee Letters" means each of the letters dated 2 July 2004 between the Original Mandated Lead Arrangers and the Borrower (or the Agent and the Borrower) setting out the fees referred to in Clause 11 (Fees)."

  SHALL BE AMENDED to read:

  "Fee Letters" means each of the letters dated 2 July 2004, and dated on or about 30 September 2004, between the Original Mandated Lead Arrangers and the Borrower (or the Agent and the Borrower) setting out the fees referred to in Clause 11 (Fees)."

4
The definition of "Total Commitments" in Clause 1.1 (Definitions) of the Original Facility Agreement, which currently reads:

  "Total Commitments" means the aggregate of the Total Facility 1 Commitments and the Total Facility 2 Commitments, being $500,000,000 at the Signing Date."

  SHALL BE AMENDED to read:

  "Total Commitments" means the aggregate of the Total Facility 1 Commitments and the Total Facility 2 Commitments, being $600,000,000 at the Relevant Date (as defined in the Amendment and Transfer Agreement between the Parties dated 30 September 2004)."

5
The definition of "Total Facility 2 Commitments" in Clause 1.1 (Definitions) of the Original Facility Agreement, which currently reads:

  "Total Facility 2 Commitments" means the aggregate of the Facility 2 Commitments, being $300,000,000 at the Signing Date."

  SHALL BE AMENDED to read:

  "Total Facility 2 Commitments" means the aggregate of the Facility 2 Commitments, being $400,000,000 at the Relevant Date (as defined in the Amendment and Transfer Agreement between the Parties dated 30 September 2004)."

6
Schedule 1 (The Original Lenders) of the Original Facility Agreement which currently reads:

Name of Original Lender	Facility 1 Commitment	Facility 2 Commitment
ABN AMRO Bank N.V.	$35,000,000	$52,500,000
Bank Austria Creditanstalt AG	$30,000,000	$45,000,000
Commerzbank (Eurasija) SAO	$30,000,000	$45,000,000
HSBC Bank plc	$35,000,000	$52,500,000
ING Bank N.V.	$35,000,000	$52,500,000
Raiffeisen Zentralbank Oesterreich AG	$19,000,000	$28,500,000
ZAO Raiffeisenbank Austria	$16,000,000	$24,000,000
TOTAL:	$200,000,000	$300,000,000

  SHALL BE AMENDED to read:

Name of Original Lender	Facility 1 Commitment	Facility 2 Commitment
ABN AMRO Bank N.V.	$21,250,000.00	$42,500,000.00
Bank Austria Creditanstalt AG	$13,333,333.33	$26,666,666.67
Bank Natexis ZAO	$3,333,333.33	$6,666,666.67
Banque Societe Generale Vostok	$3,333,333.33	$6,666,666.67
Barclays Bank PLC	$16,666,666.67	$33,333,333.33
Bayerische Landesbank	$6,666,666.67	$13,333,333.33
BNP Paribas	$3,333,333.33	$6,666,666.67
BTM (Europe) Limited	$10,000,000.00	$20,000,000.00
Commerzbank (Eurasija) ZAO	$13,333,333.33	$26,666,666.67
Dresdner Bank AG Niederlassung Luxemburg	$13,333,333.33	$26,666,666.67
HSBC Bank plc	$17,916,666.67	$35,833,333.33
ING Bank N.V.	$19,583,333.33	$39,166,666.67
Intesa Bank Ireland plc	$1,333,333.33	$2,666,666.67
Investkredit Bank AG	$1,666,666.67	$3,333,333.33
Israel Discount Bank of New York	$1,666,666.67	$3,333,333.33
KfW	$6,666,666.67	$13,333,333.33
Landesbank Sachsen Girozentrale	$1,666,666.67	$3,333,333.33
Persia International Bank plc	$3,333,333.33	$6,666,666.67
Raiffeisen Zentralbank Oesterreich AG	$4,583,333.33	$9,166,666.67
Sumitomo Mitsui Banking Corporation Europe Limited	$5,000,000.00	$10,000,000.00
WestLB AG	$10,000,000.00	$20,000,000.00
ZAO Banca Intesa	$2,000,000.00	$4,000,000.00
ZAO Citibank	$6,666,666.67	$13,333,333.33
ZAO Raiffeisenbank Austria	$13,333,333.33	$26,666,666.67
TOTAL:	$200,000,000.00	$400,000,000.00
7
The reference in Schedule 3 (Utilisation Request) of the Original Facility Agreement to "US$500,000,000" SHALL BE AMENDED to read "US$600,000,000".

8
The reference in Schedule 5 (Form of Transfer Certificate) of the Original Facility Agreement to "US$500,000,000" SHALL BE AMENDED to read "US$600,000,000".

9
The reference in Schedule 6 (Form of Compliance Certificate) of the Original Facility Agreement to "US$500,000,000" SHALL BE AMENDED to read "US$600,000,000".

Schedule 4
Transfer Details

Commitment/rights and obligations to be transferred

Name of Existing Lender	Name of New Lender	Facility 1 Commitment	Facility 2 Commitment
ABN Amro Bank N.V.	BTM (Europe) Limited	10,000,000.00	—
ABN Amro Bank N.V.	Sumitomo Mitsui Banking Corporation Europe Limited	3,750,000.00	10,000,000.00
Bank Austria Creditanstalt AG, Vienna	Dresdner Bank AG Niederlassung Luxemburg	13,333,333.33	—
Bank Austria Creditanstalt AG, Vienna	Intesa Bank Ireland plc	1,333,333.33	—
Bank Austria Creditanstalt AG, Vienna	ZAO Banca Intesa	2,000,000.00	—
Bank Austria Creditanstalt AG, Vienna	Barclays Bank PLC	—	18,333,333.33
Commerzbank (Eurasija) ZAO	Barclays Bank PLC	16,666,666.67	—
Commerzbank (Eurasija) ZAO	Dresdner Bank AG Niederlassung Luxemburg	—	18,333,333.33
HSBC Bank plc	WestLB AG	10,000,000.00	—
HSBC Bank plc	Bayerische Landesbank	6,666,666.67	—
HSBC Bank plc	Investkredit Bank AG	416,666.67	1,666,666.67
HSBC Bank plc	Barclays Bank PLC	—	15,000,000.00
ING Bank N.V.	Sumitomo Mitsui Banking Corporation Europe Limited	1,250,000.00	—
ING Bank N.V.	BNP Paribas	726,190.48	—
ING Bank N.V.	Bank Natexis ZAO	3,333,333.33	—
ING Bank N.V.	Persia International Bank plc	3,333,333.33	—
ING Bank N.V.	Banque Societe Generale Vostok	2,190,476.19	—
ING Bank N.V.	Investkredit Bank AG	1,250,000.00	—
ING Bank N.V.	Israel Discount Bank of New York	1,666,666.67	—
ING Bank N.V.	Landesbank Sachsen Girozentrale	1,666,666.67	—
ING Bank N.V.	BTM (Europe) Limited	—	13,333,333.33
Raiffeisen Zentralbank Oesterreich AG	ZAO Citibank	6,666,666.67	—
Raiffeisen Zentralbank Oesterreich AG	BNP Paribas	2,607,142.86	—

Raiffeisen Zentralbank Oesterreich AG	KfW	5,142,857,14	—
Raiffeisen Zentralbank Oesterreich AG	Dresdner Bank AG Niederlassung Luxemburg	—	8,333,333.33
Raiffeisen Zentralbank Oesterreich AG	BTM (Europe) Limited	—	6,666,666.67
Raiffeisen Zentralbank Oesterreich AG	ZAO Raiffeisenbank Austria	—	2,666,666.67
Raiffeisen Zentralbank Oesterreich AG	Investkredit Bank AG	—	1,666,666.67
ZAO Raiffeisenbank Austria	KfW	1,523,809.52	—
ZAO Raiffeisenbank Austria	Banque Societe Generale Vostok	1,142,857.14	—

The Borrower
Mobile TeleSystems Open Joint Stock Company
By:	By:

Name:	Name:
Title:	Title: Chief Accountant

The Original Mandated Lead Arrangers
ABN AMRO Bank N.V.
By:

Name:
Title:

HSBC Bank plc
By:

Name:
Title:

ING Bank N.V.
By:	By:

Name:	Name:
Title:	Title:

Raiffeisen Zentralbank Oesterreich AG
By:	By:

Name:	Name:
Title:	Title:

The New Mandated Lead Arrangers
Bank Austria Creditanstalt AG
By:

Name:
Title:

Commerzbank Aktiengesellschaft
By:

Name:
Title:

The Additional New Mandated Lead Arranger
Barclays Capital (the investment banking division of Barclays Bank PLC)
By:

Name:
Title:

The Existing Lenders
ABN AMRO Bank N.V.
By:

Name:
Title:

Bank Austria Creditanstalt AG
By:

Name:
Title:
Commerzbank (Eurasija) ZAO
By:

Name:
Title:

HSBC Bank plc
By:

Name:
Title:

ING Bank N.V.
By:	By:

Name:	Name:
Title:	Title:

Raiffeisen Zentralbank Oesterreich AG
By:	By:

Name:	Name:
Title:	Title:

ZAO Raiffeisenbank Austria
By:

Name:
Title:

The New Lenders
Bank Natexis ZAO
By	By:

Name:	Name:
Title:	Title:

Banque Societe Generale Vostok
By	By:

Name:	Name:
Title:	Title:

Barclays Bank PLC
By	By:

Name:	Name:
Title:	Title:

Bayerische Landesbank
By	By:

Name:	Name:
Title:	Title:

BNP Paribas
By	By:

Name:	Name:
Title:	Title:

BTM (Europe) Limited
By:	By:

Name:
Title:

Dresdner Bank AG Niederlassung Luxemburg
By	By:

Name:	Name:
Title:	Title:

Intesa Bank Ireland plc
By	By:

Name:	Name:
Title:	Title:

Investkredit Bank AG
By	By:

Name:	Name:
Title:	Title:

Israel Discount Bank of New York
By	By:

Name:	Name:
Title:	Title:

KfW
By	By:

Name:	Name:
Title:	Title:

Landesbank Sachsen Girozentrale
By	By:

Name:	Name:
Title:	Title:

Persia International Bank plc
By	By:

Name:	Name:
Title:	Title:

Sumitomo Mitsui Banking Corporation Europe Limited
By	By:

Name:	Name:
Title:	Title:

WestLB AG
By	By:

Name:	Name:
Title:	Title:

ZAO Banca Intesa
By:	By:

Name:	Name:
Title:	Title:

ZAO Citibank
By:	By:

Name:	Name:
Title:	Title:

The Agent
ING Bank N.V., London Branch
By:	By:

Name:	Name:
Title:	Title:

QuickLinks

Schedule 1 The Original Lenders Part 1 The Existing Lenders
Part 2 The New Lenders
Schedule 2 Conditions Precedent
Schedule 3 Amendments to Original Facility Agreement
Schedule 4 Transfer Details